UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains, or may contain, among other things, certain “forward-looking statements”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the SEC. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On July 25, 2016, the Board of Directors (“Board”) of PositiveID Corporation (“PositiveID or “Company”) authorized a Certificate of Designations of Preferences, Rights and Limitations of Series II Convertible Preferred Stock (the “Certificate”). The Certificate was filed with the State of Delaware Secretary of State on July 25, 2016. The Series II Convertible Preferred Stock (“Series II”) ranks: (a) senior with respect to dividends and right of liquidation with the Common Stock, par value $0.01 (“Common Stock”); (b) pari passu with respect to dividends and right of liquidation with the Corporation’s Series I Convertible Preferred Stock (“Series I”) and Series J Convertible Preferred Stock; and (c) junior to all existing and future indebtedness of the Company. The Series II has a stated value per share of $1,000, subject to adjustment as provided in the Certificate (the “Stated Value”), and a dividend rate of 6% per annum of the Stated Value. The Series II is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”)) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series II, subject to a ten-day notice (to allow holder conversion). The Series II is convertible at the option of a holder or if the closing price of the Common Stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the Common Stock equal to 100% of the lowest daily volume weighted average price of the Common Stock during the subsequent 12 months following the date the Series II was issued.

In the event of a conversion of any Series II, the Company shall issue to the holder a number of shares of Common Stock equal to the Liquidation Value multiplied by the number of shares of Series II Preferred Stock being converted divided by the Conversion Price.

Upon liquidation of the Company after payment or provision for payment of liabilities of the Company and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior to the Series II but prior to any distribution to the holders of Common Stock or preferred stock ranking junior upon liquidation to the Series II the holders of Series II will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series II equal to the Liquidation Value.

The Series II has voting rights per Series II Share equal to the Liquidation Value per share, divided by the Conversion Price, multiplied by twenty-five. Subject to applicable Delaware law, the holders of Series II will have functional voting control in situations requiring shareholder vote.

The description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the Certificate, which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Certificate of Designation of the Series II Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: July 29, 2016	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description
4.1	Certificate of Designation of the Series II Convertible Preferred Stock